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                                                                   EXHIBIT 10.39

                             REINSURANCE AGREEMENT
                                    BETWEEN
                            RANGER INSURANCE COMPANY
                                      AND
                       THE NORTH RIVER INSURANCE COMPANY
                          EFFECTIVE NOVEMBER 15, 1999
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                                     INDEX

ARTICLE    DESCRIPTION                                                   PAGE
-------    -----------                                                   ----
   1       Business Covered............................................    1
   2       Term........................................................    1
   3       Territory...................................................    1
   4       Limit of Liability..........................................    1
   5       Excess of Loss Reinsurance..................................    1
   6       Ultimate Net Loss...........................................    1
   7       Cash Call Provision.........................................    2
   8       Extra Contractual Obligations...............................    2
   9       Excess of Policy Limits.....................................    2
  10       Follow the Fortunes.........................................    2
  11       Errors and Omissions........................................    3
  12       Ceding Commission...........................................    3
  13       Reports and Remittances.....................................    3
  14       Arbitration.................................................    3
  15       Insolvency..................................................    4
  16       Offset......................................................    4
  17       Currency....................................................    4
  18       Assignment..................................................    4
  19       Regulatory Approvals........................................    4
  20       Books and Records...........................................    4
  21       Counterparts................................................    5
  22       Governing Law...............................................    5
  23       Headings....................................................    5
  24       Entire Agreement, Amendments and Waivers....................    5
  25       Validity and Enforceability of Agreement....................    5

                             REINSURANCE AGREEMENT

     This Reinsurance Agreement ("Agreement") is effective as of November 15,1999 by and between The North River Insurance Company, a New Jersey insurance company (hereinafter known as the "COMPANY") and Ranger Insurance Company, a Delaware insurance company (hereinafter known as the "REINSURER").

     WHEREAS, the Reinsurer desires to reinsure certain BUSINESSOWNERS PACKAGE POLICIES FOR THE SELF STORAGE WAREHOUSING PROGRAM of the Company and the Company desires that the Reinsurer reinsure such business to the extent and upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE ONE -- BUSINESS COVERED

     The COMPANY obligates itself to cede one hundred percent (100%) of direct written premiums and the REINSURER obligates itself to accept one hundred percent (100%) of direct written premiums, as reinsurance, from the COMPANY for all businesses classified (?) AS RANGER SELF STORAGE WAREHOUSE PROGRAM BUSINESS under any and all binders, policies and contracts of insurance arranged or brokered through Ranger Insurance Managers, Inc.,) a subsidiary of the Reinsurer, for the COMPANY, which incept, renew or have an anniversary date on or after 12:01 a.m. Eastern Time on November 15, 1999 and such polices which may hereafter come into force during the term of this Agreement (hereinafter referred to as "Policy" or "Policies" as appropriate), subject to exclusions, limitations and conditions herein.

ARTICLE TWO -- TERM

     This Agreement shall take effect as of 12:01 a.m., Eastern Time, November 15, 1999, and shall continue in full force and effect until all obligations and liabilities incurred by the REINSURER and the COMPANY under the Agreement are fully performed and discharged. The COMPANY may terminate this Agreement by providing the REINSURER ninety (90) days prior written at any time. All remaining liabilities under this Agreement may be commuted at any time, however, subject to and upon agreement by both the COMPANY and the REINSURER.

ARTICLE THREE -- TERRITORY

     This Agreement shall cover wherever the COMPANY'S Policies cover.

ARTICLE FOUR -- LIMIT OF LIABILITY

     The COMPANY shall cede and the REINSURER shall accept, as reinsurance, one hundred percent (100%) of the liability of all paid losses, associated allocated loss adjustment expense, case reserve and any attributable IBNR including associated allocated loss adjustment expense pertaining to the Policies covered as defined in Article One of this Agreement.

ARTICLE FIVE -- EXCESS OF LOSS REINSURANCE

     The REINSURER warrants to obtain and to maintain in effect during the term of this Agreement, reinsurance coverage up to the full limit of liability for all policies covered as defined in Article One of this Agreement, in which the COMPANY is identified as a "named insured" for any paid loss and paid allocated loss adjustment expense arising out of all business covered as defined in Article One of this Agreement.

ARTICLE SIX -- ULTIMATE NET LOSS

     "Ultimate Net Loss" shall mean the actual loss paid or payable by the COMPANY in settlement of losses or liability including any extra contractual obligations loss as defined in Article Eight-Extra Contractual Obligations and/or excess of original policy limits loss as defined in Article Nine-Excess of Policy Limits, after making

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deduction for all recoveries, all salvages and all claims upon other reinsurances and shall include all allocated loss adjustment expense, legal expense, and all legal expense paid as a result of any declaratory judgement actions brought to determine the COMPANY'S defense and/or indemnification obligations under the Policies subject to this Agreement and all other expenses arising from the handling and/or settlement of claims other than salaries of employees (staff counsel shall not be considered salaried employees for the purposes of this Agreement) and office expenses of the COMPANY. Any declaratory judgment action expenses shall be deemed to have been fully incurred on the same date as the original loss or effective date of the policy giving rise to the action.

ARTICLE SEVEN -- CASH CALL PROVISION

     Should the payment due from the Reinsurer exceed one hundred thousand dollars ($100,000) as respects any one loss, the Company may give the Reinsurer notice of payment made or its intention to make payment on a certain date. The Reinsurer shall remit to the Company within 5 business days upon request for payment of Ultimate Net Loss according to Article Six of this Agreement.

ARTICLE EIGHT -- EXTRA CONTRACTUAL OBLIGATIONS

     This Agreement shall protect the Company for 100% of Extra Contractual Obligations, as set forth in Article Six, Ultimate Net Loss. The term "extra contractual obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on the Policies, such liabilities arising because of, but not limited to, failure by the COMPANY to settle within policy limits, or by reason of alleged or actual negligence, fraud, misconduct or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

     The date on which any extra contractual obligation is incurred by the COMPANY shall be deemed, in all circumstances, to be the date of the original loss or the effective date of the policy.

ARTICLE NINE -- EXCESS OF POLICY LIMITS

     With respect to third party insurance of any kind this Agreement shall protect the COMPANY for 100% in connection with Ultimate Net Loss as defined in Article Six, in excess of the limit of any of the Policies, such loss in excess of the limit having been incurred because of failure by the COMPANY to settle within the policy limits or by reason of alleged or actual negligence, misconduct, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

     For the purposes of this Article Nine, the word "loss" shall mean any amounts for which the COMPANY would have been contractually liable to pay had it not been for the limit of the Policy.

ARTICLE TEN -- FOLLOW THE FORTUNES

     It is agreed that any reinsurance afforded hereunder is subject to the terms and conditions of the Policy or Policies and automatically follows all changes in coverage and all endorsements made a part of such Policy or Policies, or any of the COMPANY'S evidences of liability subject to the other terms and conditions of this Agreement, as set forth herein. Any increase in limits of liability made in such Policy or Policies are automatically binding upon the REINSURER from the date such increase is effective, subject always to the limits and retention as set forth herein and other terms and conditions of this Agreement.

     The liability of the REINSURER shall be subject in all respects to all general and specific stipulation, clauses, waivers, extensions, modifications and endorsements of any of the COMPANY'S Policies, subject to the other terms and conditions of this Agreement as set forth herein.

     Should any regulatory or other legal restriction of any state require a modification of any Policy to which this Agreement applies, the liability of the REINSURER shall follow that of the COMPANY under all other terms and conditions of this agreement.

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ARTICLE ELEVEN -- ERRORS AND OMISSIONS

     Inadvertent delays, errors or omissions made in connection with this Agreement shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided that such error or omission shall be rectified as soon as commercially reasonable after discovery by the COMPANY or the REINSURER.

ARTICLE TWELVE -- CEDING COMMISSION

     The COMPANY shall receive a commission allowance of thirty three and a half percent (33.5%) of the direct written premium of the Policies subject to this Agreement.

ARTICLE THIRTEEN -- REPORTS AND REMITTANCES

     The Reinsurer shall render a monthly bordereau account within thirty (30) days after each calendar month end. This account shall summarize premiums, return premiums, allowances for commissions, losses paid, and loss adjustment expenses paid and salvage recovered. The account shall also reflect the net balance due by either party. The net balance due by either party shall be paid by the debtor party within thirty (30) days from the date of the report. Company agrees that the monthly bordereau discussed above will net both the premiums, commission, paid loss and loss adjustment expenses, under the reinsurance bordereau pursuant to this Agreement. A single accounting statement will be provided to Company. Individual risk coding required by any rating bureau or state regulatory authority will be provided in electronic format acceptable to the Company. It is understood that the Company is not to be required to process individual policy transactions and that the Reinsurer is wholly responsible for individual risk processing, billing, collection of premiums and compliance.

ARTICLE FOURTEEN -- ARBITRATION

     Any and all disputes arising out of or relating to this Agreement shall be submitted for resolution to an independent arbitrator mutually agreed to by the COMPANY and the REINSURER, upon the written request of the COMPANY or the REINSURER. If the parties are unable to mutually agree upon an arbitrator within ten (10) calendar days after delivery of a written request for arbitration, the COMPANY and the Reinsurer shall each nominate three (3) individuals who have never been affiliated with any of the parties and who are present or former executive officers of an insurance or reinsurance company and decline two (2) of the three (3) individuals nominated by the other, and the list of the remaining nominees shall be submitted to a court of competent jurisdiction and the court shall select the arbitrator from among the names submitted. If a party fails to nominate three (3) individuals within thirty (30) calendar days after being requested to do so, the other party shall also appoint the second arbitrator and the two arbitrators shall select the third arbitrator. If the two arbitrators fail to agree upon the appointment of a third arbitrator within thirty (30) calendar days after their nominations, the third arbitrator shall be chosen by the manager of the American Arbitration Association and such third arbitrator shall be a person who is an active or retired disinterested officer of an insurance or reinsurance company.

     Each party shall submit its case to the arbitrator(s) within thirty (30) calendar days after the date of appointment of the arbitrator(s). The arbitrator(s) shall make its determination with regard to the custom and usage of the insurance and reinsurance business and render a written decision solely as to the issue presented in the notice of arbitration within sixty (60) calendar days after such submission. The majority decision of the arbitrators shall be final and binding in all respects upon all parties hereto. Judgment upon any award may only be entered in a Federal court of competent jurisdiction located in the State of New Jersey; provided, however, that if such judgment cannot be entered in such a Federal court expeditiously, such judgment only then may be entered in a state court of competent jurisdiction located in the State of New Jersey. Arbitration hereunder shall take place in New Jersey unless the COMPANY and the REINSURER agree otherwise. Except as otherwise provided herein, the COMPANY and the REINSURER shall jointly and equally bear the costs, fees, disbursements and other expenses of the arbitrator.

     It is agreed that the jurisdiction of the arbitrators to make or render any decision or award shall be limited by the limit of liability expressly herein before set forth, and that the arbitrators shall have no jurisdiction to make any decision or render any award exceeding such expressly stated limit of liability of the REINSURER, nor do
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they have the jurisdiction to authorize any punitive, exemplary or consequential damage awards between the parties hereto.

ARTICLE FIFTEEN -- INSOLVENCY

     In the event of the insolvency, liquidation or rehabilitation of the COMPANY or the appointment of a conservator, receiver, liquidator or statutory successor of the COMPANY, an allocable portion of the reinsurance coverage provided hereunder shall be payable by the REINSURER directly to the COMPANY or to its conservator, receiver, liquidator or statutory successor, on the basis of the liability of the COMPANY without diminution because of such insolvency, liquidation, rehabilitation or appointment or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. In any such event, such reinsurance coverage shall be payable immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the COMPANY by any court of competent jurisdiction or by any conservator, receiver, liquidator or statutory successor. In any such event, the conservator, receiver, liquidator or statutory successor of the COMPANY shall give written notice to the REINSURER of the pendency of each claim against the COMPANY on the Policies within a reasonable time after each such claim is filed in the insolvency, liquidation or rehabilitation proceeding. During the pendency of any such claim, the REINSURER may, at its own expense, investigate such claim and interpose in the proceeding in which such claim is to be adjudicated any defense or defenses which the REINSURER may reasonably deem available to the COMPANY or its conservator, receiver, liquidator or statutory successor. The expenses incurred in connection therewith by the REINSURER shall be chargeable, subject to court approval, against the COMPANY as part of the expense of such insolvency, liquidation or rehabilitation to the extent of any benefit which accrues to the COMPANY solely as a result of the defense or defenses undertaken by the REINSURER.

ARTICLE SIXTEEN -- OFFSET

     The COMPANY and the REINSURER may offset any balance or amount due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right at any time with written approval from the COMPANY, whether the balances due are related to premiums or losses. In the event of insolvency of either party, the right of offset shall only be allowed in accordance with the provisions of the controlling insurance law.

ARTICLE SEVENTEEN -- CURRENCY

     Whenever the word "dollar" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

ARTICLE EIGHTEEN -- ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right hereunder may be assigned by any party without the prior written consent of the other party affected thereby, which consent shall not be unreasonably withheld.

ARTICLE NINETEEN -- REGULATORY APPROVALS

     This Agreement may be subject to the non-disapproval or approval of certain state insurance departments and, if so, may be subject to such terms and conditions thereof as may be required by such state insurance departments to alter or amend this agreement. Any amendments thereof, shall not change the substance and or intent to this Agreement and the parties shall deem the amendments acceptable.

ARTICLE TWENTY -- BOOKS AND RECORDS

     The COMPANY and the REINSURER and their respective duly authorized representatives shall, at all reasonable times, each be permitted access to all books and records of the other pertaining to the Policies reinsured pursuant to the provisions of this Agreement.
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ARTICLE TWENTY-ONE -- COUNTERPARTS

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one and the same instrument and agreement.

ARTICLE TWENTY-TWO -- GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its principles of choice of law.

ARTICLE TWENTY-THREE -- HEADINGS

     The headings of the Articles and paragraphs herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

ARTICLE TWENTY-FOUR -- ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS

     This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

ARTICLE TWENTY-FIVE -- VALIDITY AND ENFORCEABILITY OF AGREEMENT

     If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized as of the date first written above.


The North River Insurance Company                  Ranger Insurance Company
By:         /s/ KATHLEEN MCNAMARA                  By:        /s/ JERRY B. MACKEY
-----------------------------------------          ----------------------------------------
Name:  Kathleen McNamara                           Name:  Jerry B. Mackey
-----------------------------------------          ----------------------------------------
Title: CFO                                         Title: CVO
-----------------------------------------          ----------------------------------------

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